Exhibit 23.2

CONSENT OF Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement of our auditor’s report dated December 5, 2025, relating to the consolidated financial statements and financial statement schedules of SRX Global Inc. (formerly SRx Health Solutions Inc., the “Company”) for the year ended September 30, 2025, as filed with the United States Securities and Exchange Commission.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

July 6, 2026